Exhibit 99.1
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

OVERVIEW

Sale of Pixelworks Semiconductor Technology (Shanghai) Co., Ltd.
On January 6, 2026 (the “Closing Date”), Pixelworks, Inc., an Oregon corporation (the “Company” or “Pixelworks”), Pixelworks Semiconductor Technology (Shanghai) Co., Ltd., a company organized under the laws of the People’s Republic of China and a subsidiary of the Company (“Pixelworks Shanghai”), Pixelworks Semiconductor Technology Company, LLC, an Oregon limited liability company and a wholly owned subsidiary of the Company (“Pixelworks LLC”), and all other shareholders of Pixelworks Shanghai except VeriSilicon Microelectronics (Shanghai) Co., Ltd. (each, a “Selling Shareholder”), completed the previously announced sale of all of their shares in Pixelworks Shanghai (the “Sale”) to Tiansui Xinyuan Technology (Shanghai) Co., Ltd. (the “Buyer”), a special purpose entity led by VeriSilicon Microelectronics (Shanghai) Co., Ltd. (“VeriSilicon”), pursuant to the Share Purchase Agreement as amended by Amendment Agreement, in each case dated October 15, 2025 (as amended, the “Purchase Agreement”). As a result of the closing of the Sale, the Company and its subsidiaries no longer hold any equity interest in Pixelworks Shanghai. VeriSilicon was a small minority shareholder in Pixelworks Shanghai prior to the Sale.

The purchase price was calculated based on an equity value of 100% of Pixelworks Shanghai of RMB 950 million (approximately USD $135 million as of January 6, 2026). The Company was paid approximately RMB 357 million, or approximately USD $51.0 million, net of transaction costs and withholding taxes paid in China. The remaining transaction expenses incurred by the Company in connection with the Sale, not including compensation that may be paid to the Company’s executive officers and other employees, are expected to total approximately USD $1.0 million. Additionally, approximately RMB 8.7 million, or approximately USD $1.2 million, is being held in an escrow account to be released upon the resolution of certain tax matters in China.

The sale of Pixelworks Shanghai is expected to meet the criteria to be classified as “held for sale” and qualify as a discontinued operation as set forth in Accounting Standards Codification 205-20, Presentation of Financial Statements – Discontinued Operations (“ASC 205-20”).

Registered Direct Offering

On October 6, 2025, Pixelworks entered into a common stock purchase agreement (the “Purchase Agreement”) with two institutional investors (the “Purchasers”) pursuant to which the Company agreed to issue and sell, in a registered direct offering, an aggregate of 666,667 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), at a purchase price of $10.50 per share (the “Offering”). On October 7, 2025, the Company received aggregate gross proceeds from the Offering of approximately $7.0 million before deducting placement agent fees and other offering expenses. The Company expects to use the net proceeds from the Offering for working capital and general corporate purposes.

BASIS OF PRESENTATION

The following unaudited pro forma condensed consolidated financial information has been derived from Pixelworks’s historical consolidated financial statements, which were prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). The unaudited pro forma condensed consolidated balance sheet as of September 30, 2025 reflects Pixelworks’s financial position as if the Sale and the Offering had occurred on that date. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2025 and for the year ended December 31, 2024 are presented as if the Sale and Offering had occurred on January 1, 2024. The unaudited pro forma condensed consolidated financial information reflects the presentation of the historical Pixelworks Shanghai financial results as discontinued operations in accordance with ASC 205-20 for all periods presented.
The unaudited pro forma condensed consolidated financial statements and the accompanying notes should be read in conjunction with:
•Pixelworks’ unaudited consolidated financial statements and accompanying notes included in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025, filed with the Securities and Exchange Commission (“SEC”) on November 12, 2025; and,
•Pixelworks’ audited consolidated financial statements and accompanying notes included in its Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 13, 2025.
The unaudited pro forma condensed consolidated financial information was prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed consolidated financial information, including the adjustments discussed herein, has been prepared based on the best available information and on estimates and assumptions that management believes are reasonable and supportable. The unaudited pro forma condensed consolidated financial information is for informational purposes only and is not intended to be a complete presentation of Pixelworks’s operating results or financial position had the Sale or the Offering occurred as of and for the periods indicated, nor do they purport to project the results of operations or financial position for any future period or as of any future date. The unaudited pro forma condensed consolidated financial information does not reflect future events that may occur after the Sale or the Offering, including potential impacts of any cost or growth synergies or dis-synergies related to the Sale or the Offering or any cost savings that the Company may achieve as a result of the Sale or the Offering. Accordingly, such information should not be relied upon as an indicator of future performance, financial condition or liquidity. The pro forma condensed consolidated financial information has been adjusted to give effect to adjustments described in the accompanying notes to the pro forma condensed consolidated financial information.

PIXELWORKS, INC.
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of September 30, 2025
(in thousands)
(Unaudited)

	Historical (as reported)	Discontinued Operations	Transaction Accounting Adjustments	Notes	Offering Adjustments	Notes	Pro Forma
		(Note 1a)
ASSETS
Current assets
Cash and cash equivalents	$14,611	$(10,650)	$50,226	1b	$6,541	2a	$60,728
Accounts receivable, net	5,683	(5,583)	—		—		100
Inventories	3,148	(3,148)	—		—		—
Prepaid expenses and other current assets	1,889	(1,191)	1,248	1c	—		1,946
Total current assets	25,331	(20,572)	51,474		6,541		62,774
Property and equipment, net	4,220	(3,973)	—		—		247
Operating lease right-of-use assets	1,911	(1,084)	—		—		827
Other assets, net	652	(598)	—		—		54
Goodwill	18,407	(18,407)	—		—		—
Total assets	$50,521	$(44,634)	$51,474		$6,541		$63,902
LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable	$1,683	$(1,676)	$—		$—		$7
Accrued liabilities and current portion of long-term liabilities	6,600	(4,656)	2,373	1d	—		4,317
Short-term line of credit	1,404	(1,404)	—		—		—
Current portion of income taxes payable	81	(37)	—		—		44
Total current liabilities	9,768	(7,773)	2,373		—		4,368
Deposit liability	12,325	(12,325)	—		—		—
Operating lease liabilities, net of current portion	670	(284)	—		—		386
Income taxes payable, net of current portion	833	(347)	—		—		486
Total liabilities	23,596	(20,729)	2,373		—		5,240
Commitments and contingencies
Redeemable non-controlling interest	28,077	(28,077)	—		—		—
Shareholders' equity:
Common stock	497,204	—	—		6,541	2a	503,745
Accumulated other comprehensive income	3,644	(3,443)	—		—		201
Accumulated deficit	(524,780)	30,395	49,101	1b, 1c, 1d	—		(445,284)
Total Pixelworks Inc. shareholders' equity (deficit)	(23,932)	26,952	49,101		6,541		58,662
Non-controlling interest	22,780	(22,780)	—		—		—
Total shareholders' equity	(1,152)	4,172	49,101		6,541		58,662
Total liabilities, redeemable non-controlling interest and shareholders' equity	$50,521	$(44,634)	$51,474		$6,541		$63,902

See accompanying notes to unaudited pro forma condensed financial information.

PIXELWORKS, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
for the Nine Months Ended September 30, 2025
(in thousands)
(Unaudited)

	Historical (as reported)	Discontinued Operations	Transaction Accounting Adjustments	Notes	Pro Forma
		(Note 3a)
Revenue, net	$24,115	$(23,715)	$—		$400
Cost of revenue (1)	12,513	(12,410)	—		103
Gross profit	11,602	(11,305)	—		297
Operating expenses:
Research and development (2)	18,241	(15,799)	—		2,442
Selling, general and administrative (3)	13,347	(7,905)	51	3b	5,493
Restructuring	1,033	(1,031)	—		2
Total operating expenses	32,621	(24,735)	51		7,937
Loss from operations	(21,019)	13,430	(51)		(7,640)
Government subsidies received	1,281	(1,278)	—		3
Interest income and other, net	214	(146)	—		68
Total other income, net	1,495	(1,424)	—		71
Loss before income taxes	(19,524)	12,006	(51)		(7,569)
Provision for income taxes	14	(209)	—	3d	(195)
Net loss from continuing operations	(19,538)	12,215	(51)		(7,374)
Less: Net loss from continuing operations attributable to non-controlling interests and redeemable non-controlling interests	638	(638)	—		—
Net loss from continuing operations attributable to Pixelworks, Inc.	$(18,900)	$11,577	$(51)		$(7,374)
Net loss from continuing operations attributable to Pixelworks, Inc. per share - basic and diluted	$(3.59)				$(1.24)
Weighted average shares outstanding - basic and diluted (Note 5)	5,258				5,925

(1) Includes Stock-based compensation	$29	$(29)	$51		$51
(2) Includes Stock-based compensation	637	(295)	—		342
(3) Includes Stock-based compensation	1,578	(877)	—		701

See accompanying notes to unaudited pro forma condensed financial information.

PIXELWORKS, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2024
(in thousands)
(Unaudited)

	Historical (as reported)	Discontinued Operations	Notes	Transaction Accounting Adjustments	Notes	Pro Forma
		(Note 3a)
Revenue, net	$43,206	$(42,516)		$—		$690
Cost of revenue (1)	20,921	(20,724)		—		197
Gross profit	22,285	(21,792)		—		493
Operating expenses:
Research and development (2)	31,337	(27,320)		—		4,017
Selling, general and administrative (3)	20,697	(12,611)		—		8,086
Restructuring(4)	1,608	(1,435)		1,716	3c	1,889
Total operating expenses	53,642	(41,366)		1,716		13,992
Loss from operations	(31,357)	19,574		(1,716)		(13,499)
Government subsidies received	1,100	(1,100)		—		—
Interest income and other, net	1,198	(844)		—		354
Total other income, net	2,298	(1,944)		—		354
Loss before income taxes	(29,059)	17,630		(1,716)		(13,145)
Provision for income taxes	478	(469)		—	3d	9
Net loss from continuing operations	(29,537)	18,099		(1,716)		(13,154)
Less: Net loss from continuing operations attributable to non-controlling interests and redeemable non-controlling interests	818	(818)				—
Net loss from continuing operations attributable to Pixelworks, Inc.	$(28,719)	$17,281		$(1,716)		$(13,154)
Net loss from continuing operations attributable to Pixelworks, Inc. per share - basic and diluted	$(0.49)					$(2.38)
Weighted average shares outstanding - basic and diluted (Note 5)	58,395					5,533

(1) Includes Stock-based compensation	$53	$(53)		$—		$—
(2) Includes Stock-based compensation	1,239	(654)		—		585
(3) Includes Stock-based compensation	2,666	(1,556)		—		1,110
(4) Included Stock-based compensation	—	—		123		123

See accompanying notes to unaudited pro forma condensed financial information.

PIXELWORKS, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the year ended December 31, 2023
(in thousands)
(Unaudited)

	Historical (as reported)	Discontinued Operations	Notes	Pro Forma
		(Note 3a)
Revenue, net	$59,677	$(59,600)		$77
Cost of revenue(1)	33,968	(33,886)		82
Gross profit	25,709	(25,714)		(5)
Operating expenses:
Research and development(2)	30,878	(28,022)		2,856
Selling, general and administrative(3)	23,467	(15,535)		7,932
Restructuring	—	—		—
Total operating expenses	54,345	(43,557)		10,788
Loss from operations	(28,636)	17,843		(10,793)
Interest income and other, net	2,050	(1,139)		911
Total other income, net	2,050	(1,139)		911
Loss before income taxes	(26,586)	16,704		(9,882)
Provision for income taxes	357	(275)	3d	82
Net loss from continuing operations	(26,943)	16,979		(9,964)
Less: Net loss from continuing operations attributable to non-controlling interests and redeemable non-controlling interests	767	(767)		—
Net loss from continuing operations attributable to Pixelworks, Inc.	$(26,176)	$16,212		$(9,964)
Net loss from continuing operations attributable to Pixelworks, Inc. per share - basic and diluted	$(0.47)			$(2.13)
Weighted average shares outstanding - basic and diluted (Note 5)	56,163			4,680

(1) Includes Stock-based compensation	$89	$(89)		$—
(2) Includes Stock-based compensation	1,866	(1,464)		402
(3) Includes Stock-based compensation	2,841	(1,860)		981

See accompanying notes to unaudited pro forma condensed financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Note 1. Transaction Pro Forma Adjustments: Balance Sheet
The following is a description of transaction accounting adjustments reflected in the unaudited pro forma condensed consolidated balance sheet:
(a) Reflects the elimination of the assets, liabilities, and historical equity balances sold as part of the Sale, as of September 30, 2025. The amount of the actual loss will be calculated based on the net book value of the sold entities as of the closing of the Sale and, therefore, would differ from the current estimate as of September 30, 2025.
(b) Estimated net cash proceeds in connection with the Sale of Pixelworks Shanghai are as follows (in thousands):

Total cash proceeds related to Pixelworks	$65,900
Less: transaction expenses, net of reimbursement from Buyer (1)	(6,221)
Less: China withholding tax (2)	(9,453)
Net cash proceeds	$50,226

(1)Represents the estimated impact of costs associated with the Sale, including legal, consulting, accounting fees, and other professional services incurred to complete the Sale, which are not reflected in Pixelworks’s historical results less amounts reimbursed by the Buyer pursuant to the Purchase Agreement of $1.1 million.
(2)Represents the 10% China withholding tax payable to the Chinese Tax Authorities on the Closing Date.
(c) Reflects the approximately RMB 8.7 million or USD $1.2 million of consideration held in escrow to be released upon the resolution of certain tax matters in China.
(d) Reflects the following adjustments:
(1)Restructuring charges of $1.7 million related to workforce reductions following and in connection with the Sale, comprising compensation expense for the acceleration of restricted stock units (“RSUs”) in connection with change of control provisions for certain terminated executives of Pixelworks, as well as severance benefits payable upon termination to those Pixelworks executives and certain employees of Pixelworks Semiconductor Technology Taiwan Inc (“Pixelworks Taiwan”).
(2)In connection with the Sale, the Company entered into transaction bonus agreements with its executive officers and other employees, providing the opportunity to earn cash bonuses. Based on the net cash proceeds received, the estimated cash bonuses payable are approximately $0.8 million.
Note 2: Offering Pro Forma Adjustments: Balance Sheet
The following is a description of the Offering adjustments reflected in the unaudited pro forma condensed consolidated balance sheet:
(a) Net cash proceeds in connection with the Offering are as follows (in thousands):

Gross proceeds from the Offering(1)	$7,000
Less: placement agent and other offering expenses	(459)
Net cash proceeds	$6,541

(1)Gross proceeds are calculated as 666,667 common shares sold in the Offering multiplied by the Purchase Price of $10.50 per share.
Note 3. Transaction Pro Forma Adjustments: Statement of Operations Adjustments
The following is a description of transaction accounting adjustments reflected in the unaudited pro forma condensed consolidated statements of operations. These adjustments are one-time, non-recurring items directly attributable to the transaction and are not expected to recur beyond 12 months following the closing of the Sale:
(a) Reflects the elimination of revenue and expenses associated with the Sale for the years ended December 31, 2023 and 2024 and the nine months ended September 30, 2025.
(b) Reflects the estimated impact of $0.05 million in incremental compensation expense related to performance-based awards for named executives, with the achievement target set on the net cash proceeds from the Sale.

(c) The adjustment represents restructuring charges related to workforce reductions following the Sale. It comprises compensation expense for the acceleration of RSUs in connection with the change of control provisions for certain terminated executives of Pixelworks, as well as severance benefits payable to those executives and the employees of Pixelworks Taiwan upon termination.
(d) Except for the China withholding tax discussed previously, the pro forma adjustments do not include any tax effect from the Sale, as the Sale is not expected to have a material tax impact given the Company’s existing deferred tax assets, including net operating loss carryforwards, and its full valuation allowance against U.S., Canada, and China net deferred tax assets.
Note 4. Other considerations
Effective as of the Closing Date, the subsidiaries sold as part of the transaction granted Pixelworks, Inc. a non-exclusive, perpetual, fully paid, royalty-free license under all patents owned by them as of that date. This license permits Pixelworks, Inc. to use, make, sell, distribute, modify, create derivative works of, and otherwise dispose of any Pixelworks products, services, or technology. The Company has agreed that neither it nor its affiliates will use these licensed patents to engage in any business substantially similar to the business of Pixelworks Shanghai as conducted on the Closing Date. This license was included in the Purchase Agreement terms and did not affect the purchase price or result in any pro forma adjustments to the Company’s consolidated financial statements.
Additionally, pursuant to the purchase agreement, all intercompany agreements were terminated as of the Closing Date, except for the service agreement with Pixelworks Taiwan. This agreement will terminate one month after closing. During this transition period, Pixelworks Taiwan will continue to provide certain services to Pixelworks Shanghai. Revenues and expenses associated with the service agreement are not expected to be material and no adjustment has been made for this arrangement in the pro forma condensed consolidated financial information.
Note 5. Unaudited Pro Forma Net Loss per Share

	For the Nine Months Ended	For the Year Ended	For the Year Ended
	September 30, 2025	December 31, 2024	December 31, 2023
Weighted average shares outstanding - basic and diluted
Historical weighted average shares outstanding - basic and diluted	5,258	58,395	56,163

Recast historical weighted average shares outstanding for reverse stock-split - basic and diluted (1)	5,258	4,866	4,680
Shares sold in the Offering	667	667	—
Pro forma weighted average shares outstanding - basic and diluted	5,925	5,533	4,680

Pro forma earnings per share
Proforma net loss from continuing operations attributable to Pixelworks, Inc.	(7,374)	(13,154)	(9,964)
Proforma net loss per share from continuing operations attributable to Pixelworks, Inc.	(1.24)	(2.38)	(2.13)

(1)On June 6, 2025, the Company effected a one-for-twelve reverse stock split of its common stock (the “Reverse Stock Split”). As a result of the Reverse Stock Split, every twelve shares of the Company’s common stock issued or outstanding were automatically reclassified into one new share of common stock. Proportionate adjustments were also made to the exercise prices and the number of shares underlying the Company’s outstanding equity awards, as applicable, as well as to the number of shares issuable under the Company’s equity incentive plans and certain existing agreements. The Reverse Stock Split did not decrease the number of authorized shares of common stock or otherwise affect the par value of the common stock. No fractional shares were issued in connection with the Reverse Stock Split. Shareholders who would have otherwise been entitled to receive fractional shares were entitled to have their fractional shares rounded up to the next whole share. All shares of the Company’s common stock, per-share data, and related information included in the accompanying condensed consolidated financial statements and notes have been retroactively adjusted as though the Reverse Stock Split had been effected prior to all periods presented.